As filed with the Securities and Exchange Commission on August 1, 2005.

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

TEXAS REGIONAL BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	74-2294235
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3900 North 10th Street, 11th Floor

McAllen, Texas  78501

(Address of Principal Executive Offices) (Zip Code)

Texas Regional Bancshares, Inc.

2005 Nonstatutory Stock Option Plan

(Full title of the plan)

William A. Rogers, Jr.

Rogers & Whitley, L.L.P.

2210 San Gabriel

Austin, Texas 78705

(Name and address of agent for service)

(512) 334-4601

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee

Class A Voting Common	300,000	$29.81	$8,943,000	$1,053
Stock, par value $1.00/share	shares

(1)              The shares are being registered pursuant to the Registrant’s 2005 Nonstatutory Stock Option Plan as amended by Amendment Number 1 (the “Plan”).  Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), includes an indeterminate number of shares of common stock as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)              Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act.  The proposed maximum offering price is $29.81 per share based on the average of the high and low prices for the securities of the Registrant of the same class as reported on the NASDAQ National Market System as of July 29, 2005.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I will be sent or given to recipients of options granted under the Texas Regional Bancshares, Inc. 2005 Nonstatutory Stock Option Plan (as amended by Amendment Number 1) as specified by Rule 428 of the Securities Act of 1933, as amended.  In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  The Registrant will maintain a file of such documents in accordance with the provisions of Rule 428.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                                           Incorporation of Documents by Reference.

Incorporated by reference in this Registration Statement are the following documents which have been filed with the Securities and Exchange Commission (the “Commission”):

(a)                                  Texas Regional Bancshares, Inc. Annual Report on Form 10-K for the year ended December 31, 2004;

(b)                                 Texas Regional Bancshares, Inc. Quarterly Report on Form 10-Q for the quarter ended March 31, 2005;

(c)                                  All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year referred to in (a) above; and

(d)                                 The descriptions of the common stock of Texas Regional Bancshares, Inc., contained in filings made under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by Texas Regional Bancshares, Inc. pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.                                                           Description of Securities.

Not applicable.

Item 5.                                                           Interests of Named Experts and Counsel.

None.

Item 6.                                                           Indemnification of Directors and Officers.

Article V of the Bylaws of the Company provides that each person who shall have served as Director or Officer of the Company, or at its request as Director or Officer of another corporation which it now owns or may hereafter own shares of capital stock or of which it now is or may hereafter be a creditor, shall be indemnified by the Company against expenses and costs (including attorneys’ fees) actually and necessarily incurred by him in connection with any claim asserted against him, by action in court or otherwise, by reason of being or having been such Director or Officer, except when in any court proceeding, he shall have been adjudged guilty of negligence or misconduct in respect to the matter in which indemnity is sought; provided, however, that the foregoing right of indemnification is not exclusive of other rights to which he may be entitled by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.                                                           Exemption from Registration Claimed.

Not applicable.

Item 8.                                                           Exhibits

4.1                                                                                 Articles of Incorporation of Texas Regional Bancshares, Inc. (incorporated by reference from Form 10 dated June 27, 1986, Commission File No. 000-14517).

4.2                                                                                 Amendment to Articles of Incorporation of Texas Regional Bancshares, Inc., filed December 28, 1983 (incorporated by reference from Form 10 dated June 27, 1986, Commission File No. 000-14517).

4.3                                                                                 Amendment to Articles of Incorporation of Texas Regional Bancshares, Inc., filed June 25, 1986 (incorporated by reference from Form 10 dated June 27, 1986, Commission File No. 000-14517).

4.4                                                                                 Amendment to Articles of Incorporation of Texas Regional Bancshares, Inc., filed April 4, 1988 (incorporated by reference from Form S-1 dated May 1, 1989, Commission File No. 33-28340).

4.5                                                                                 Amendment to Articles of Incorporation of Texas Regional Bancshares, Inc., filed April 12, 1991 (incorporated by reference from Form 10-K for the year ended December 31, 1991, Commission File No. 000-14517).

4.6                                                                                 Amendment to Articles of Incorporation of Texas Regional Bancshares, Inc., filed March 2, 1992 (incorporated by reference from Form 10-K for the year ended December 31, 1991, Commission File No. 000-14517).

4.7                                                                                 Resolution Eliminating from the Articles of Incorporation certain preferred series of shares of Texas Regional Bancshares, Inc., filed February 21, 1995 (incorporated by reference from Form 10-K for the year ended December 31, 1994, Commission File No. 000-14517).

4.8                                                                                 Amendment to Articles of Incorporation of Texas Regional Bancshares, Inc., filed June 3, 1998 (incorporated by reference from Form S-8 dated June 26, 1998, Commission File No. 333-57819).

4.9                                                                                 Amendment to Articles of Incorporation of Texas Regional Bancshares, Inc., filed May 10, 2005 (incorporated by reference from Form 10-Q dated May 10, 2005, Commission File No. 000-14517).

4.10                                                                           Amended and Restated Bylaws of Texas Regional Bancshares, Inc. (incorporated by reference from Form S-8 dated June 26, 1998, Commission File No. 333-57819).

*4.11                                                                    Texas Regional Bancshares, Inc., 2005 Nonstatutory Stock Option Plan.

*4.12                                                                    Texas Regional Bancshares, Inc., 2005 Nonstatutory Stock Option Plan Amendment Number 1.

*5.1                                                                          Opinion of Rogers & Whitley, L.L.P.

*23.1                                                                    Consent of Rogers & Whitley, L.L.P. (included in opinion filed as Exhibit 5.1).

*23.2                                                                    Consent of Independent Registered Public Accounting Firm.

*24                                                                             Power of Attorney of Texas Regional Bancshares, Inc. (included on signature page below).

*  Filed herewith.

Item 9.                                                           Undertakings.

(a)                                  The undersigned Registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)                                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McAllen, State of Texas, on August 1, 2005.

TEXAS REGIONAL BANCSHARES, INC.
(Registrant)

By:	/s/ G. E. Roney
Glen E. Roney, Chairman of the Board,
President & Chief Executive Officer

POWER OF ATTORNEY

Each of the directors of the Registrant and each other person whose signature appears below, by his execution hereof, constitutes and appoints Glen E. Roney as his or her attorney-in-fact, with power of substitution, to sign, in his behalf individually and in each capacity stated below, and file all amendments and post-effective amendments to, the Registration Statement, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and such other applicable governmental/regulatory agencies, hereby ratifying and confirming all that Glen E. Roney or his substitute or substitutes, may do or cause to be done by virtue hereof, and the Registrant hereby confers like authority to sign and file on its behalf.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ G. E. Roney	Chairman of the Board,	August 1, 2005
Glen E. Roney	President, Chief Executive
Officer & Director
(Principal Executive Officer)

/s/ John A. Martin	Executive Vice President	August 1, 2005
John A. Martin	& Chief Financial Officer
(Principal Financial Officer)

/s/ San Juanita Moran	Controller & Assistant Secretary	August 1, 2005
San Juanita Moran	(Principal Accounting Officer)

/s/ Morris Atlas	Director	August 1, 2005
Morris Atlas

/s/ Robert F. Boggus	Director	August 1, 2005
Robert F. Boggus

/s/ Robert R. Farris	Director	August 1, 2005
Robert R. Farris

/s/ Hill A. Feinberg	Director	August 1, 2005
Hill A. Feinberg

/s/ C. Kenneth Landrum, M.D.	Director	August 1, 2005
C. Kenneth Landrum, M.D.

/s/ David L. Lane	Director	August 1, 2005
David L. Lane

/s/ Jack H. Mayfield, Jr.	Director	August 1, 2005
Jack H. Mayfield, Jr.

	Director	August 1, 2005
Joe Penland, Sr.

/s/ Jos. E. Reid	Director	August 1, 2005
Joseph E. Reid

/s/ Tudor G. Uhlhorn	Director	August 1, 2005
Tudor G. Uhlhorn

/s/ Walter Umphrey	Director	August 1, 2005
Walter Umphrey

/s/ M M Yzaguirre	Director	August 1, 2005
Mario Max Yzaguirre

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TEXAS REGIONAL BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

EXHIBITS

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Articles of Incorporation of Texas Regional Bancshares, Inc. (incorporated by reference from Form 10 dated June 27, 1986, Commission File No. 000-14517).

4.2	Amendment to Articles of Incorporation of Texas Regional Bancshares, Inc., filed December 28, 1983 (incorporated by reference from Form 10 dated June 27, 1986, Commission File No. 000-14517).

4.3	Amendment to Articles of Incorporation of Texas Regional Bancshares, Inc., filed June 25, 1986 (incorporated by reference from Form 10 dated June 27, 1986, Commission File No. 000-14517).

4.4	Amendment to Articles of Incorporation of Texas Regional Bancshares, Inc., filed April 4, 1988 (incorporated by reference from Form S-1 dated May 1, 1989, Commission File No. 33-28340).

4.5

Amendment to Articles of Incorporation of Texas Regional Bancshares, Inc., filed April 12, 1991 (incorporated by reference from Form 10-K for the year ended December 31, 1991, Commission File No. 000-14517).

4.6

Amendment to Articles of Incorporation of Texas Regional Bancshares, Inc., filed March 2, 1992 (incorporated by reference from Form 10-K for the year ended December 31, 1991, Commission File No. 000-14517).

4.7

Resolution Eliminating from the Articles of Incorporation certain preferred series of shares of Texas Regional Bancshares, Inc., filed February 21, 1995 (incorporated by reference from Form 10-K for the year ended December 31, 1994, Commission File No. 000-14517).

4.8	Amendment to Articles of Incorporation of Texas Regional Bancshares, Inc., filed June 3, 1998 (incorporated by reference from Form S-8 dated June 26, 1998, Commission File No. 333-57819).

4.9	Amendment to Articles of Incorporation of Texas Regional Bancshares, Inc., filed May 10, 2005 (incorporated by reference from Form 10-Q dated May 10, 2005, Commission File No. 000-14517).

4.10	Amended and Restated Bylaws of Texas Regional Bancshares, Inc. (incorporated by reference from Form S-8 dated June 26, 1998, Commission File No. 333-57819).

*4.11	Texas Regional Bancshares, Inc., 2005 Nonstatutory Stock Option Plan.

*4.12	Texas Regional Bancshares, Inc., 2005 Nonstatutory Stock Option Plan Amendment Number 1.

*5.1	Opinion of Rogers & Whitley, L.L.P.

*  Filed herewith.

*23.1	Consent of Rogers & Whitley, L.L.P. (included in opinion filed as Exhibit 5.1).

*23.2	Consent of Independent Registered Public Accounting Firm.

*24	Power of Attorney of Texas Regional Bancshares, Inc. (included on signature page below).

*  Filed herewith.